UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 22, 2011
UNITED COMMUNITY BANKS, INC.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
125 Highway 515 East
Blairsville, Georgia 30512
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(706) 781-2265
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.03 Material Modification to Rights of Security Holders.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-3.1
EX-3.2
EX-4.1
EX-4.2
EX-4.3
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
Tax Benefits Preservation Plan
     As of February 22, 2011, United Community Banks, Inc. (the “Company”) adopted a Tax Benefits Preservation Plan (the “Plan”) designed to protect the Company’s ability to utilize substantial tax assets. The Company’s tax attributes (the “Tax Benefits”) include net operating losses that it could utilize in certain circumstances to offset taxable income and reduce its federal income tax liability.
     The Company’s ability to use the Tax Benefits would be substantially limited if it were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code of 1986, as amended, and related Internal Revenue Service pronouncements (“Section 382”). In general, an “ownership change” would occur if the Company’s “5-percent shareholders,” as defined under Section 382, collectively increase their ownership in the Company by more than 50% over a rolling three-year period. The Plan is designed to reduce the likelihood that the Company will experience an ownership change by discouraging any person or group from becoming a beneficial owner of 4.99% or more of the common stock of the Company (the “Common Stock”) then outstanding (a “Threshold Holder”). There is no guarantee, however, that the Plan will prevent the Company from experiencing an ownership change.
     As part of the Plan, the Company’s Board of Directors (the “Board”) declared a dividend of one preferred share purchase right (individually, a “Right”, and collectively the “Rights”) in respect of each share of the Common Stock outstanding at the close of business on February 23, 2011 (the “Record Date”), which are to become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are defined below). Each Right represents the right to purchase, for an initial purchase price of $8.00, subject to adjustment (the “Purchase Price”), one-hundredth of a share of Junior Participating Preferred Stock, Series E, $1.00 par value per share (the “Preferred Shares”), of the Company. The terms and conditions of the Rights are set forth in the Plan.
     Prior to the Distribution Date (as defined below), the Rights will be evidenced by, and trade with, the Common Stock and will not be exercisable. After the Distribution Date, the Company will cause the Rights Agent (as defined in the Plan) to mail rights certificates to shareholders of the Company and the Rights will trade independently of the Common Stock.
     The Rights will be separate from the Common Stock and become exercisable following the close of business on the tenth business day following the earlier of (i) the date of the first public announcement by the Company in a press release expressly referring to the Plan indicating that a person has become an Acquiring Person (as defined below) (the “Shares Acquisition Date”) and (ii) the date of the commencement of a tender or exchange offer by any person if, upon consummation thereof, such person would or could be an Acquiring Person (the “Tender Offer Date”). The date that the Rights become exercisable is referred to as the “Distribution Date”.
     Following the Shares Acquisition Date, (i) Rights owned by the Acquiring Person or its transferees will automatically be void and (ii) each other Right will automatically become a Right to buy, for the Purchase Price, that number of one-hundredth of a Preferred Share determined by dividing the aggregate Purchase Price by 50% of the current market value of the Common Stock.
     “Acquiring Person” means any Threshold Holder, other than (i) the U.S. government; (ii) the Company or any subsidiary or employee benefit plan or compensation arrangement of the Company; (iii) any person who or which, together with its affiliates, was on the Record Date, the beneficial owner of 4.99% or more of the Common Stock; (iv) subject to the Plan, Fletcher International, Ltd. and certain of its assignees, (v) any person who or which would qualify as a Threshold holder as a result of a reduction in outstanding Common Stock by the Company; (vi) any person that has become a Threshold Holder if the Board in good faith determines that the attainment of such status has not jeopardized or endangered the Company’s utilization of the Tax Benefits; and (vii) any person who or which would qualify as a Threshold Holder as a result of an Approved Acquisition; provided, however, that in the event that a person is not an Acquiring Person by reason of clause (iii), (vi) or (vii) above, such person will become an Acquired Person if such person later becomes the beneficial owner of any additional shares of Common Stock unless the acquisition of such Common Stock is solely as a result of a reduction in outstanding Common Stock by the Company.
     “Approved Acquisition” means (i) any acquisition of Company Securities that causes a person to qualify as a Threshold Holder and is approved in advance by the Board or (ii) a conversion (or other exchange) of common stock or any other interest that would be treated as “stock” of the Company for purposes of Section 382, for other common stock or interests that would be treated as “stock” of the Company for purposes of Section 382, where such conversion (or other exchange) does not increase the beneficial ownership in the Company by any person for purposes of Section 382.
     At any time after the Shares Acquisition Date, the Board may, at its option, exchange all or part of the then outstanding and exercisable Rights for Preferred Shares or Common Stock at an exchange ratio of one-hundredth Preferred Share or one share of Common Stock per Right, subject to adjustments and limitations described in the Plan and a reduction in the shares issuable to pay the deemed Purchase Price. The Board may enter into a trust agreement pursuant to which the Company would deposit into a trust such securities that would be distributable to shareholders (excluding the Acquiring Person) in the event the exchange is implemented.
     The issuance of the Rights is not taxable to holders of the Common Stock for U.S. federal income tax purposes.
     The Board may redeem all, but not fewer than all, of the then outstanding Rights at a redemption price of $0.001 per Right at any time prior to a Shares Acquisition Date.
     The Rights will expire on the earliest of (i) the Final Expiration Date (as defined below), (ii) the time at which all Rights are redeemed, (iii) the time at which all Rights are exchanged, (iv) such date on which the Board determines, in its sole discretion, that the Rights and the Plan are no longer necessary for the preservation of existence of the Tax Benefits, and (v) such date prior to a Shares Acquisition Date on which the Board determines, in its sole discretion, that the Rights and the Plan are no longer in the best interests of the Company and its shareholders (such earliest date, the “Expiration Date”). The “Final Expiration Date” means the close of business on the date that is the fifth (5th) anniversary of the date of the Plan; provided that if a Shares Acquisition Date occurs fewer than thirty (30) days prior to such date, then the Final Expiration Date shall be the date that is thirty (30) days after the Shares Acquisition Date.
     At any time prior to the Shares Acquisition Date, the Plan may be supplemented or amended in any manner without the approval of any holders of Rights (or, prior to the Distribution Date, the holders of Common Stock). After the Shares Acquisition Date, the Plan may not be amended in any manner which would adversely affect the interests of the holders of Rights.
     The foregoing summary of the Plan is not complete and is qualified by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 4.1 to this Form 8-K and incorporated herein by reference in its entirety.

Share Exchange Agreement
     On February 22, 2011, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) with Elm Ridge Offshore Master Fund, Ltd. (the “Master Fund”) and Elm Ridge Value Partners, L.P. (“Value Partners” and, together with the Master Fund, collectively, the “Elm Ridge Parties”). Under the Share Exchange Agreement, (a) the Master Fund agreed to transfer to the Company 7,546,900 shares of the Company’s Common Stock, $1.00 par value per share (the “Common Shares”), in exchange for (i) 16,166.11 shares of the Company’s Cumulative Perpetual Preferred Stock, Series D, par value $1.00 per share (the “Series D Preferred Shares”) and (ii) warrants to purchase 7,546,900 Common Shares and (b) Value Partners agreed to transfer to the Company 208,731 Common Shares in exchange for (i) 446.89 Series D Preferred Shares and (ii) warrants to purchase 208,731 Common Shares.
     The closing of the Share Exchange occurred on February 22, 2011. Prior to entering into the Share Exchange Agreement, collectively, the Elm Ridge Parties were the Company’s largest shareholder. By exchanging the Elm Ridge Parties’ Common Shares for the Series D Preferred Shares and warrants, the Company eliminated its only “5-percent shareholder” and, as a result, obtained further protection against an ownership change under Section 382.
     The form of warrant is filed herewith as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
Item 3.03 Material Modification to Rights of Security Holders.
     The information set forth under “Item 1.01 Entry Into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the Tax Benefits Preservation Plan and Share Exchange referred to in this Current Report on Form 8-K, on February 22, 2011, the Company filed with the Georgia Secretary of State, Articles of Amendment to the Company’s Restated Articles of Incorporation setting forth the rights, restrictions, privileges and preferences of the Cumulative Perpetual Preferred Stock, Series D and Articles of Amendment to the Company’s Restated Articles of Incorporation setting forth the rights, restrictions, privileges and preferences of the Junior Participating Preferred Stock, Series E.
     The Articles of Amendment are filed herewith as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.
Item 8.01 Other Events.
     On February 24, 2011, the Company issued a press release relating to the Tax Benefits Preservation Plan and the Share Exchange referred to in this Current Report on Form 8-K. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment to the Restated Articles of Incorporation, as amended, setting forth the rights, restrictions, privileges and preferences of the Cumulative Perpetual Preferred Stock, Series D

3.2	Articles of Amendment to the Restated Articles of Incorporation, as amended, setting forth the rights, restrictions, privileges and preferences of the Junior Participating Preferred Stock, Series E

4.1	Tax Benefits Preservation Plan, dated as of February 22, 2011, by and between United Community Banks, Inc. and Illinois Stock Transfer Company, which includes the Company’s Articles of Amendment to its Restated Articles of Incorporation, setting forth the rights, restrictions, privileges and preferences of the Junior Participating Preferred Stock, Series E, as Exhibit A and Form of Right Certificate as Exhibit B

4.2	Form of Summary of Rights for Tax Benefits Preservation Plan, dated as of February 22, 2011, by and between United Community Banks, Inc. and Illinois Stock Transfer Company

4.3	Form of Warrant to Purchase Shares of Common Stock issued on February 22, 2011

99.1	Press Release, dated February 24, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.
By:	/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and Chief Financial Officer

Date: February 24, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Articles of Amendment to the Restated Articles of Amendment as amended, setting forth the rights, restrictions, privileges and preferences of the Cumulative Perpetual Preferred Stock, Series D

3.2	Articles of Amendment to the Restated Articles of Amendment as amended, setting forth the rights, restrictions, privileges and preferences of the Junior Participating Preferred Stock, Series E

4.1	Tax Benefits Preservation Plan, dated as of February 22, 2011, by and between United Community Banks, Inc. and Illinois Stock Transfer Company, which includes the Company’s Articles of Amendment to its Restated Articles of Incorporation, setting forth the rights, restrictions, privileges and preferences of the Junior Participating Preferred Stock, Series E, as Exhibit A and Form of Right Certificate as Exhibit B

4.2	Form of Summary of Rights for Tax Benefits Preservation Plan, dated as of February 22, 2011, by and between United Community Banks, Inc. and Illinois Stock Transfer Company

4.3	Form of Warrant to Purchase Shares of Common Stock issued on February 22, 2011

99.1	Press Release, dated February 24, 2011.